Exhibit 99.1

For additional information, contact:

Joseph Stegmayer
Chairman and CEO
Phone: 602-256-6263
joes@cavco.com

On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL THIRD QUARTER RESULTS
PHOENIX, January 27, 2011 — Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the third quarter and first nine months of its fiscal year 2011 ended December 31, 2010.
Net sales for the third quarter of fiscal 2011 totaled $39,612,000, up 9% from $36,369,000 for the third quarter of fiscal year 2010. Net income attributable to Cavco stockholders for the fiscal 2011 third quarter was $24,000 compared to a net loss of $1,030,000 reported in the same quarter one year ago. Net income per share based on basic and diluted weighted average shares outstanding was four-tenths of one cent, versus basic and diluted net loss per share of $0.16 last year.
For the first nine months of fiscal 2011, net sales increased 68% to $133,005,000 from $79,341,000 for the first nine months of fiscal 2010. The prior year period includes the financial results of Fleetwood Homes since August 17, 2009, the date of acquisition, as previously disclosed. Net income attributable to Cavco stockholders for the first nine months of fiscal 2011 was $1,222,000 compared to a net loss of $2,642,000 last year. For the nine months ended December 31, 2010, net income per share based on basic and diluted weighted average shares outstanding was $0.19 and $0.18, respectively, versus basic and diluted net loss per share of $0.41 for the prior year period.
“Geographic and product-line diversification favorably impacted results during the third quarter compared to the same quarter in the prior year. However, the well-publicized and ongoing housing industry challenges continued to negatively affect our operations. Compared to the second quarter of fiscal year 2011, revenue and backlogs were reduced by low incoming order rates, which caused production inefficiencies unfavorably impacting gross margins. Margins were also pressured by pricing competition and certain raw material cost increases. Currently, our plants have substantial operating leverage and are well-positioned to benefit from any improvement in capacity utilization,” said Dan Urness, Vice President and Chief Financial Officer.
During the fiscal quarter ended December 31, 2010 and as previously reported, Fleetwood Homes, Inc., a subsidiary owned 50% by Cavco and 50% by Third Avenue Value Fund (TAVFX), provided a $50 million debtor-in-possession credit facility to Palm Harbor Homes, Inc. Palm Harbor is a manufacturer and marketer of factory-built housing and a provider of related consumer financing and insurance products. Palm Harbor and certain of its subsidiaries filed for chapter 11 bankruptcy protection on November 29, 2010. Subsequently, Fleetwood Homes became the court-approved “stalking horse” bidder to acquire substantially all of Palm Harbor’s assets and to assume certain liabilities. Fleetwood Homes’ $57.5 million bid is subject to customary conditions to closing, certain post-closing adjustments, and bankruptcy court approval. The asset purchase transaction is expected to be conducted pursuant to an auction process under section 363 of the U.S. Bankruptcy Code.
“We are pleased to have this opportunity to partner with Palm Harbor Homes and look forward to a successful outcome of this process. Our mutual intention is to help Palm Harbor continue its heritage of providing quality home building and retailing, financing, insurance products and outstanding customer service,” said Joseph Stegmayer, Chairman, President and Chief Executive Officer. “Meanwhile, we continue to aggressively pursue all markets for systems-built buildings from our ten substantially underutilized factories across the country,” Mr. Stegmayer concluded.

Cavco’s senior management will hold a conference call to review these results tomorrow, January 28, 2011, at 11:00 AM (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.
Cavco Industries, Inc., headquartered in Phoenix, Arizona, is one of the largest producers of HUD code manufactured homes in the United States, based on reported wholesale shipments of both Cavco and Fleetwood Homes. The Company is also a leading producer of park model homes and vacation cabins in the United States.
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; general deterioration in economic conditions and continued turmoil in the credit markets; a write-off of all or part of our goodwill, which could adversely affect operating results and net worth; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; curtailment of available financing in the manufactured housing industry; our contingent repurchase obligations related to wholesale financing; competition; our ability to maintain relationships with retailers; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; our ability to complete the acquisition of the Palm Harbor assets and certain liabilities and successfully integrate Fleetwood Homes, Palm Harbor, and any future acquisition or attain the anticipated benefits of such acquisition; the risk that the acquisition of Fleetwood Homes, Palm Harbor, and any future acquisition may adversely impact our liquidity; our participation in certain wholesale financing programs for the purchase of our products by industry retailers may expose us to additional risk of credit loss; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2010 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.
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CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	March 31,
	2010	2010
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$49,162	$74,988
Restricted cash	213	227
Accounts receivable	4,457	9,428
Inventories	16,804	15,751
Prepaid expenses and other current assets	6,604	6,278
Debtor-in-possession note receivable	38,516	—
Deferred income taxes	5,223	6,240

Total current assets	120,979	112,912

Property, plant and equipment, at cost:
Land	16,194	16,194
Buildings and improvements	20,275	20,345
Machinery and equipment	11,458	10,983

	47,927	47,522
Accumulated depreciation	(10,896)	(9,933)

	37,031	37,589

Inventory finance notes receivable, net	18,413	12,929
Goodwill and other intangibles, net	68,872	68,912

Total assets	$245,295	$232,342

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,318	$5,375
Accrued liabilities	25,972	26,919
Noncontrolling interest note payable	14,000	—

Total current liabilities	42,290	32,294

Deferred income taxes	18,412	19,694

Commitments and contingencies

Cavco Industries, Inc. stockholders’ equity
Preferred Stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common Stock, $.01 par value; 20,000,000 shares authorized; Outstanding 6,817,606 and 6,541,684 shares, respectively	68	65
Additional paid-in capital	129,049	127,152
Retained earnings	19,781	18,559

Total Cavco Industries, Inc. stockholders’ equity	148,898	145,776

Noncontrolling interest	35,695	34,578

Total equity	184,593	180,354

Total liabilities and stockholders’ equity	$245,295	$232,342

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CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net sales	$39,612	$36,369	$133,005	$79,341
Cost of sales	34,269	33,106	114,042	71,836

Gross profit	5,343	3,263	18,963	7,505
Selling, general and administrative expenses	5,275	4,954	16,000	11,964

Income (loss) from operations	68	(1,691)	2,963	(4,459)
Interest income	511	52	957	108

Income (loss) before income taxes	579	(1,639)	3,920	(4,351)
Income tax (expense) benefit	(289)	471	(1,581)	1,512

Net income (loss)	290	(1,168)	2,339	(2,839)
Less: net income (loss) attributable to noncontrolling interest	266	(138)	1,117	(197)

Net income (loss) attributable to Cavco Industries, Inc. common stockholders	$24	$(1,030)	$1,222	$(2,642)

Net income (loss) per share attributable to Cavco Industries, Inc. common stockholders:
Basic	$0.00	$(0.16)	$0.19	$(0.41)

Diluted	$0.00	$(0.16)	$0.18	$(0.41)

Weighted average shares outstanding:
Basic	6,651,928	6,511,184	6,578,732	6,508,552

Diluted	6,841,802	6,511,184	6,860,385	6,508,552

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CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA — CONTINUING OPERATIONS
(Dollars in thousands, except average sales price amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net sales
Manufacturing	$38,927	$35,323	$128,976	$77,025
Retail	2,073	1,999	7,633	6,122
Less: Intercompany	(1,388)	(953)	(3,604)	(3,806)

Net sales	$39,612	$36,369	$133,005	$79,341

Floors sold — manufacturing	1,745	1,565	5,713	3,280

Average sales price per floor — manufacturing	$22,308	$22,571	$22,576	$23,483

Homes sold — manufacturing	1,140	1,026	3,668	2,184

Average sales price per home — manufacturing	$34,146	$34,428	$35,162	$35,268

Homes sold — retail	24	29	91	88

Capital expenditures	$221	$21	$680	$178

Depreciation	$331	$334	$984	$843

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